Exhibit 99.2

Ironwood Pharmaceuticals A Leading GI Healthcare Company 1 NASDAQ: IRWD

Safe Harbor Statement

This presentation contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about our ability to execute on our vision; our strategy, business, financial position and operations, including with respect to our strategic priorities; the demand, development, commercial availability and commercial potential of linaclotide and the drivers, timing, impact and results thereof; the potential indications for, and benefits of, linaclotide and our ability to drive LINZESS growth; the therapeutic potential of CNP-104; the therapeutic and commercial potential of apraglutide; expectations regarding our financial performance and results, and guidance and expectations related thereto, including, without limitation, LINZESS U.S. net sales and growth, Ironwood revenue and adjusted EBITDA; the progress of ongoing clinical trials, the timing of related data readouts and the effects of such data on our business; the estimated size of the population affected by IBS-C/CIC, SBS-IF and PBC. These forward-looking statements speak only as of the date of this presentation, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, apraglutide, IW-3300, CNP-104 and other product candidates; the risk that clinical programs and studies, inducing for the linaclotide pediatric program, apraglutide, CNP-104 and IW-3300, may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; the risk that we or our partners are unable to obtain, maintain or manufacture sufficient LINZESS or our product candidates, or otherwise experience difficulties with respect to supply or manufacturing; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS, apraglutide, or our product candidates are not as we expect; the risk that peripheral T-cell immune responses evidenced in patients treated with CNP-104 may neither support the mechanistic rationale for CNP-104 nor be predictive of the topline data from the clinical study for CNP-104 in PBC patients, since the clinical relevance of such T-cell immune response has not been adequately established; decisions by regulatory and judicial authorities; the risk that we may never get additional patent protection for linaclotide, apraglutide, and other product candidates, that patents for linaclotide, apraglutide, or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of the linaclotide pediatric program, apraglutide, CNP-104 and/or IW-3300 are not successful or that any of our product candidates is not successfully commercialized; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood's or AbbVie's accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; and the risks listed under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and in our subsequent Securities and Exchange Commission filings.

Ironwood uses non-GAAP financial measures in this presentation, which should be considered only a supplement to, and not a substitute for or superior to, GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures to GAAP Results table and to the Reconciliation of Adjusted EBITDA to GAAP net income table and related footnotes on pages 41 to 43 of this presentation. Further, Ironwood considers the net profit for the U.S. LINZESS brand collaboration with AbbVie in assessing the product's performance and calculates it based on inputs from both Ironwood and AbbVie. This figure should not be considered a substitute for Ironwood's GAAP financial results. An explanation of our calculation of this figure is provided in the U.S. LINZESS Brand Collaboration table and related footnotes on page 44 of this presentation.

LINZESS® is a registered trademark of Ironwood Pharmaceuticals, Inc. Any other trademarks referred to in this presentation are the property of their respective owners. All rights reserved.

Ironwood

2

3 Our vision is to be the leading GI healthcare company focused on advancing the treatment of GI diseases and redefining the standard of care for GI patients

Leading the Way in GI Innovation Ironwood is uniquely positioned to drive value as a GI - focused biotech with multiple 2024 development catalysts and strong LINZESS cash flows expected until generic entry in 2029 4 OUR FOCUSED PRIORITIES: Maximize LINZESS Advance GI pipeline Highlighted by apraglutide for SBS - IF 1 and CNP - 104 for PBC 2 Deliver sustained profits & cash flow 1 Short Bowel Syndrome with Intestinal Failure; SBS - IF is defined by an SBS patient’s dependence on parenteral support 2 Primary Biliary Cholangitis

$0.4B 1 YE 2023 YE 2028 Late 2030s LINZESS (2029 LOE) Apraglutide CNP-104 $1.5B+ 2 peak revenue potential ~$1.0B 2 $1.5B+ Revenue Potential through the 2030s Apraglutide and CNP - 104 have the potential to extend growth through the 2030s and drive value for patients and shareholders 5 Pro Forma Ironwood Long Term (Assuming Apraglutide and CNP - 104 Approval) Ironwood Today (LINZESS) 1 Reflects guidance for 2023 Ironwood collaborative arrangement revenue from LINZESS . 2 Ironwood management estimate, not risk - adjusted

We expect emerging data to create significant momentum as we strive to deliver value for patients and shareholders

Program	Indication	Discovery – Marketed (stage)	
LINZESS	IBS-C & Chronic Idiopathic Constipation (CIC)	Marketed	
LINZESS	Pediatric Functional Constipation (FC) Ages 6-17 in the U.S.[1]	Marketed	
Apraglutide[2]	**Adult Short Bowel Syndrome with Intestinal Failure** (Intend to Initiate Pediatric SBS-IF Phase 3 After Topline Results in adults)	**STARS - Pivotal**	Topline Results[3]: March 2024
Apraglutide[2]	Acute Graft Versus Host Disease (GvHD)	STARGAZE – Exploratory Study	Data[3]: Q1 2024
CNP-104	**Primary Biliary Cholangitis (PBC)**	**Proof of Concept**	Topline Results: Q3 2024
IW-3300	Interstitial Cystitis / Bladder Pain Syndrome (IC/BPS)	Proof of Concept	Actively evaluating partnership options

Stage columns: Discovery, Preclinical, Phase 1, Phase 2, Phase 3, Marketed

GI development programs · Other development programs · Anticipated near-term catalysts

[1] IBS-C post-marketing studies to continue [2] Rights to apraglutide in Japan have been exclusively licensed to Ashai Kasei Pharma Corporation (AKP) [3] Enrollment completed

Ironwood

6

The U.S. prescription market leader for adults with Irritable Bowel Syndrome with Constipation (IBS - C) and Chronic Idiopathic Constipation (CIC) 7 LINZESS

Leader in IBS - C and CIC LINZESS is a growing, market leading, blockbuster brand with a significant opportunity to address high unmet need 8 Impressive LINZESS Demand Growth Since Launch 1 EUTRx, total prescription extended units; IQVIA Weekly National Prescription Audit, December 2023 2 NBRx, new - to - brand prescriptions; IQVIA Weekly Patients Insights, December 2023 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 NBRx Volume EUTRx Volume LINZESS EUTRx LINZESS NBRx ~15% y/y NBRx growth in 2023 2 1 2

Estimated population of pediatric patients aged 6 - 17 with FC in the U.S. 2 LINZESS is the prescription market leader in the U.S. for adults with IBS - C/CIC with a large market opportunity 9 ~6M Estimated Adult CIC and IBS - C population in the U. S. 3 Unique Patients Since Launch of LINZESS 4 Significant opportunity to reach new patients ~40M ~5M Large Market Opportunity 1 IQVIA Weekly National Prescription Audit, December 2023 2 U.S. Census, 2017 National Population Projection Tables; Robin, Samantha G. et al “Prevalence of Pediatric Functional Gastrointestinal Disorders Utilizing the Rome IV Criteria,” The Journal of Pediatrics, December 2017; Koppen, I. J. N. et al “Pr evalence of functional defecation disorders in children: a systematic review and meta - analysis. J Pediatr. 2018 3 Lieberman GI Patient Landscape survey, 2010; U.S. Census data. 4 IQVIA Total Patient Tracker November 2023 0% 10% 20% 30% 40% 50% 60% TRx Share LINZESS LACTULOSE (molecule) All other (branded and generic) IBS - C/CIC TRx Market Share 1 (Combined Branded and Generic Market) LINZESS 46%

10 Significant unmet patient need and opportunity • Commercially available as of June 2023 with existing 72 mcg dose for patients aged 6 - 17 years - old; benefits from existing LINZESS class - leading payer access • Highly symptomatic condition with patients actively seeking care due to distressing symptoms • Efficient investment planned to realize opportunity First and only FDA approved Rx therapy to treat pediatric functional constipation for patients ages 6 - 17

Glucagon - like peptide 2 (GLP - 2) analog for Short Bowel Syndrome with Intestinal Failure (SBS - IF) 11 Apraglutide

Apraglutide advances Ironwood’s GI leadership and creates value for patients and shareholders • Apraglutide’s unique pharmacological properties support potential to be the only once weekly GLP - 2 for the whole spectrum of SBS - IF patients 1 12 • Leverages Ironwood’s GI capabilities and success with LINZESS • $1B+ Apraglutide peak net sales potential 2 • Potential to enhance Ironwood’s long - term financial profile through the 2030s Apraglutide has the potential to establish a new standard of care for SBS - IF patients and achieve blockbuster status, if approved 1 Agraglutide has not been proven effective or safe for its intended use and there is no guarantee that it will receive regulat ory approval to commercialize 2 Ironwood management estimate, not risk - adjusted

SBS-IF

Short Bowel Syndrome with Intestinal Failure (SBS-IF), defined by an SBS patient's dependence on parenteral support, is a severe organ failure condition associated with increased mortality, morbidity and a reduced quality of life

Adult patients impacted by SBS-IF[1]

~17k U.S. & Europe

~1k Japan

SBS-IF Subtypes	Stoma	Colon-in-Continuity (CIC)
	Duodenum Jejunum Stoma (on abdominal surface) Stoma Bag	Duodenum Jejunocolonic Anastomosis Colon Jejunum *Adapted from:* *Jeppesen P et. al., Gastroenterology, 2018*
Prevalence[2]	**<50% of patients**	**>50% of patients**
Absorption deficits	**Fluids and nutrients**	**Mainly nutrients**
Parenteral Support (PS) requirements	**Fluids + nutrients = high PS volume**	**Mainly nutrients = lower PS volume**

[1] Based on market research commissioned by VectivBio and published literature
[2] Company Phase 3 feasibility and CRA Market Research, Nov 2019 (U.S. and EU5)

Ironwood

13

STARS Phase 3 is the largest GLP-2 trial ever conducted in SBS-IF

164 SBS-IF patients

2 Arms placebo and apraglutide

~2:1 apraglutide to placebo

~50/50 stratified CIC and Stoma

Topline data expected in March 2024



Week 24
Week 48
Apraglutide weekly dosing administration
PRIMARY 24-WEEK ENDPOINT
PS volume reduction in aggregate population
SECONDARY ENDPOINTS
Aggregate and Anatomy-specific
SECONDARY ENDPOINTS
CIC-specific
STOMA
Apraglutide
Placebo
2:1 randomization
CIC
Apraglutide
Placebo

Ironwood

14

15 Apraglutide Target Product Profile 1 Enabled by unique pharmacological properties and development strategy + PS volume reduction in stoma and CIC patients + Long half - life supports once - weekly dosing, 2,3 + Improved quality of life and symptoms + Demonstration of days off PS and potential to achieve enteral autonomy for some patients 1 Management expectations, based on clinical trials to date. Agraglutide has not been proven effective or safe for its intended us e and there is no guarantee that it will receive regulatory approval to commercialize 2 Eliasson J et al. JPEN J Parenter Enteral Nutr. 2021 3. Eliasson J et al. DDW ® 2021 Apragludtide has best - in - class potential Potential to significantly increase the number of GLP - 2 treated patients, if successfully developed and approved Opportunity to be the only once - weekly GLP - 2 analog for the whole spectrum of SBS - IF patients

Apraglutide has potential to achieve $1B+ in peak net sales[1]

Apraglutide target product profile can enable market leadership position in SBS-IF


Apraglutide target product profile has the potential to:
SBS-IF Market
Increase utilization
+
Improve persistency
$1B+
Apraglutide Net Sales Potential[1]
Current GLP-2 Market[2]
Untreated by GLP-2
~14k (80%) SBS-IF patients remain untreated by GLP-2s out of ~17k in U.S. and Europe[3]

[1] Ironwood management estimate, not risk-adjusted, if successfully developed and approved [2] Gattex estimated 2022 net sales of ~$750 million
[3] Komodo Health claims data analysis (US), 2022; IQVIA MIDAS data analysis (EU), 2022

Ironwood

16

Potential disease - modifying therapy for the treatment of Primary Biliary Cholangitis (PBC) 17 CNP - 104

CNP-104: a potentially new game-changing therapy for PBC patients

COUR's proprietary platform combines PDC-E2 with state-of-the-art pharmaceutical nanoparticles to tolerize the immune system and potentially eliminate the immune cell bile duct destruction present in PBC


Encapsulated Disease
Specific Antigens

[Proprietary PLGA nanoparticle with PDC-E2 encapsulated]

PDC-E2 Antigen	Nanoparticle Platform
• Well-characterized and common PBC autoantigen: PDC-E2 protein • T cell dependent autoimmune mechanisms drive PBC disease pathology	• COUR's platform has shown clinical proof of technology in other antigen specific autoimmune diseases • Scientifically established nanoparticle platform

PBC affects an estimated 130K patients in the U.S.[1]

[1] Lu et al., "Increasing Prevalence of Primary Biliary Cholangitis and Reduced Mortality With Treatment," Clinical Gastroenterology and Hepatology 2018;16:1342-1350

18

CNP - 104 has the potential to be the first PBC disease - modifying therapy CNP - 104 targets the root cause of PBC; there are no therapies on the market today that address the root cause of the autoimmune destruction of the bile ducts 19 Ironwood maintains an option to exclusively license CNP - 104 for continued development pending proof of concept and commercial viability Initial assessment provided evidence of favorable T - cell response in patients dosed with CNP - 104 Expect topline data from Phase 2 study in Q3 2024

20 Financial Guidance

We are on track to deliver on our FY 2023 financial guidance and are providing initial FY 2024 guidance

Ironwood	FY 2023 Guidance (November 2023)	**FY 2024 Guidance (January 2024)**
LINZESS U.S. net sales growth	6% – 8%	**Low-single digits %** High-single digit prescription demand growth offset by mid to high-single digit price erosion primarily due to Medicaid AMP cap removal
Ironwood revenue	$435 – $450 million	**$435 – $455 million**
Adjusted EBITDA[1]	~($900) million Reflects ~$1.1 billion one-time charge from acquisition of VectivBio	**>$150 million** Excludes potential CNP-104 option exercise

[1] Adjusted EBITDA is calculated by subtracting mark-to-market adjustments on derivatives related to Ironwood's 2022 Convertible Notes, restructuring expenses, net interest expense, income taxes, depreciation and amortization and acquisition-related costs from GAAP net income. For purposes of the Full Year 2024 guidance, we have assumed that Ironwood will not incur material expenses related to business development activities in 2024. Ironwood does not provide guidance on GAAP net income or a reconciliation of expected adjusted EBITDA to expected GAAP net income because, without unreasonable efforts, it is unable to predict with reasonable certainty the non-GAAP adjustments used to calculate adjusted EBITDA. These adjustments are uncertain, depend on various factors and could have a material impact on GAAP net income for the guidance period. Full Year 2023 guidance reflects a one-time charge of approximately $1.1 billion related to acquired in-process research and development from the acquisition of VectivBio in the second quarter of 2023. Full year 2024 adjusted EBITDA guidance also excludes any costs associated with potential CNP-104 option exercise.

Ironwood
21

2024 has the potential to be transformational for Ironwood Ironwood is uniquely positioned to drive value as a GI - focused biotech with multiple 2024 development catalysts and strong LINZESS cash flows expected until generic entry in 2029 22 OUR FOCUSED PRIORITIES: Maximize LINZESS Advance GI pipeline Highlighted by apraglutide for SBS - IF 1 and CNP - 104 for PBC 2 Deliver sustained profits & cash flow 1 Short Bowel Syndrome with Intestinal Failure; SBS - IF is defined by an SBS patient’s dependence on parenteral support 2 Primary Biliary Cholangitis

Apraglutide SBS - IF 23 Appendix

9 SBS - IF adult patients with CIC Open label , baseline controlled Weekly apraglutide STARS Nutrition is the first - ever dedicated Phase 2 in adult patients with short bowel syndrome and colon - in - continuity (CIC) • GI, gastrointestinal; aGvHD , acute graft - versus - host disease; PK, pharmacokinetics; RR, response rate; DOR, duration of response; SS, systemic steroids; rux , ruxolitinib Study to demonstrate and quantify absorption benefits in CIC Apraglutide Week 24 Week 48 0 4 48 52 Intestinal Absorption PS reduction and wean off Week 4 - 1 STUDY OBJECTIVES Safety tolerability, PK 1 , and absorption parameters MB 3 MB AT 4 & 48 WEEKS Changes in absorption parameters • wet weight absorption • urine output • energy absorption Changes in stool output AT 24 & 52 WEEKS Changes in PS 2 needs • PS volume reduction • % patients achieving 1 day off PS Intestinal Absorption MB Week 52 1 PK = pharmacokinetics; 2 PS = parenteral support; 3 MB = metabolic balance assessment 24

Mean ± 95% Confidence Interval Baseline4W 8W 12W 16W 20W 24W 28W 32W 36W 40W 44W 48W 52W -100 -80 -60 -40 -20 0 P e r c e n t a g e c h a n g e i n W e e k l y P S v o l u m e f r o m B a s e l i n e No PS changes allowed until 4W 48 - week PS reduction phase p=0.0007 – 15 – 22 – 31 – 41 – 40 – 53 – 52 – 59 – 56 – 48 – 48 – 52 p=0.004 STARS Nutrition: PS volume reduction reached a statistically significant 40% at week 24 and the effect was maintained with a 52% volume reduction at week 52 25

0% 0% 33% 33% 56% 78% 78% 89% 100% 100% 100% 89% 100% 100% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 9/9 7/9 3/9 STARS Nutrition: All patients were clinical responders, achieving a PS volume reduction of at least 20% at week 52 26

Apraglutide GvHD Appendix

Acute GvHD is a life - threatening condition resulting from allogeneic hematopoietic stem cell transplant (HSCT) 1 Steroid - Refractory aGvHD 1 Goker H et al. Exp Hematol. 2001 2 D'Souza A et al. Blood Marrow Transplant. 2020 3 Baldomero H et al. EBMT activity survey 2018 4 Hematopoietic Cell Transplantation in Japan Annual Report of Nationwide Survey 2020. http://www.jdchct.or.jp/en/data/slide/2020 5 Martin PJ et al. Biol Blood Marrow Transplant. 2012 6 MacMillan ML et al. Biol Blood Marrow Transplant. 2002 7 Malard F et al. Leukemia. 2020 8 Zeiser R et al. N Engl J Med. 2020. 9 Naymagon S et al. Nat Rev Gastroenterol Hepatol. 2017 Significant unmet need for non - immunosuppressive treatments with greater efficacy and durability ~50% mortality at 6 months 7 ~70% of aGvHD have GI involvement 8 or GI damage is a leading cause of morbidity and mortality 9 Acute GvHD Donor immune cells attack the GI tract, skin and liver of the recipient 1 Corticosteroids are 1 st line standard of care 5 Allogeneic HSCT Bone marrow conditioning and transplantation ~26k patients/ yr U.S., Europe, Japan 2,3,4 ~30 - 50% develop aGvHD 4,5 ~50% become steroid refractory 6 28

Strong therapeutic rationale for a GLP-2 treatment to protect and regenerate the GI tract

GLP-2 can restore GI function and reduce the need for immunosuppressive treatment

GI damage from conditioning, HSCT and GvHD[1,2]



Results in…[1,2]

- Reduced intestinal barrier function
- Intestinal inflammation
- Microbiome disruption
- Profound diarrhea and malnutrition
- Sepsis

GLP-2 therapy may regenerate and protect the GI tract damaged by aGvHD

Physiological properties of GLP-2[3]

- ↑ Enterocyte Proliferation
- ↑ Intestinal Barrier Function
- ↑ Intestinal Blood Perfusion
- ↓ Epithelial Damage
- ↓ GI Dysbiosis

Ironwood

[1] Ghimire et al. Front Immunol. 2017 [2] Fredricks DN. J Clin Invest. 2019 [3] Drucker DJ. Gastroenterology. 2002

29

First - In - Class Phase 2 exploratory study in graft vs. host disease (GvHD) 30 STUDY OBJECTIVES Safety and tolerability; PK; efficacy measures including response rate, duration of response, survival - related outcomes Weekly Dose Level 1 Apraglutide + SS/ rux Weekly Dose Level 2 Apraglutide + SS/ rux External control Follow up to 2 years Patients with s teroid - refractory acute GI GvHD in combination with systemic steroids (SS) + ruxolitinib ( rux ) up to 34 patients >12 years and older Blinded to dose, externally - controlled Study designed to inform next steps towards pivotal study Up to 90 days treatment Data anticipated Q1 2024

CNP - 104 Appendix

CNP - 104 (8mg/kg) CNP - 104: Phase 2 proof of concept study in Primary Biliary Cholangitis (PBC) 32 CNP - 104 (4mg/kg) Placebo 45 patients with PBC Randomized, Double - blinded, placebo - controlled, parallel assignment Doses: Placebo, CNP - 104 4mg/kg , CNP - 104 8mg/kg IV Infusion on Days 1 and 8 CNP - 104 has potential for accelerated approval pathway with proof of concept STUDY OBJECTIVES Safety, tolerability, pharmacodynamics (PD), and efficacy of two doses of CNP - 104 20 month Long - Term Safety and Durability KEY OUTCOMES: • Immunological endpoints (e.g. T - cell response) • Markers of liver function Expect top - line data in Q3 2024 Day 120

IW - 3300 Appendix

IW - 3300: Phase 2 Proof of Concept Study in IC/BPS 34 Opportunity to test “cross - talk” hypothesis in humans for the first time STUDY OBJECTIVES Safety, tolerability, and efficacy in patients with IC/BPS 300 patients with Interstitial Cystitis / Bladder Pain Syndrome (IC/BPS) Randomized, double - blinded, placebo - controlled, parallel assignment Doses: Placebo, IW - 3300 100 µg, IW - 3300 300 µg Rectal foam administered daily to provide adequate target tissue engagement and exposure PRIMARY ENDPOINT Change from baseline in weekly average of worst daily bladder pain at Week 12 on an 11 - point pain numerical rating scale IW - 3300 100 µg IW - 3300 300 µg Placebo 12 weeks of treatment

• Strong pre - clinical evidence combined with sound scientific & commercial rationale supports POC study to explore potential impact of IW - 3300 on chronic visceral pain outside of GI tract • Strong pre - clinical data: – IW - 3300 demonstrated pain relief in bladder pre - clinical hypersensitivity model – IW - 3300 reversed endometriosis - induced vaginal hypersensitivity in a pre - clinical vaginal distension model • Very high unmet need in Interstitial Cystitis / Bladder Pain Syndrome (IC/BPS) and in Endometriosis – Limited number of treatment options available – Patients surveyed report experiencing a low QoL and many reported experiencing reduced productivity • Ironwood is continuing the Phase II proof of concept study in IC/BPS and actively evaluating partnership options IW - 3300: GC - C agonist for visceral pain conditions 35 Target indications are strategically linked to GC - C mechanism and supportive preclinical data, designed to address a significant medical need and have a defined path to POC • Represents drug

LINZESS Appendix

Q3 2023 LINZESS Total EUTRx Demand 1 +8% Y/Y LINZESS NBRx Volume / Growth Y/Y 2 1 IQVIA Monthly National Prescription Audit, Q3 2023 2 IQVIA Patient Insights, Q3 2023 +16% Y/Y in Q3 2023 10,000,000 11,000,000 12,000,000 13,000,000 14,000,000 15,000,000 16,000,000 17,000,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec EUTRx Volume 2023 2022 2021 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 110,000 120,000 130,000 140,000 150,000 160,000 170,000 Q4 2022 Q1 2023 Q2 2023 Q3 2023 NBRx NBRx Growth Y/Y Continued strong LINZESS demand growth in Q3, supported by robust new - to - brand prescription volume 37

$0 $200 $400 $600 $800 $1,000 $1,200 2015 2016 2017 2018 2019 2020 2021 2022 2023 LINZESS brand profitability (incl. R&D) LINZESS U.S. net sales LINZESS continues to generate strong brand profits LINZESS demand is increasing and fueling U.S. net sales and brand profitability 38 1 LINZESS U.S. net sales and brand profitability and Ironwood’s share of U.S. LINZESS profits reflects our FY 2023 guidance. LINZ ESS net sales are recognized using AbbVie’s revenue recognition accounting policies and reporting conventions. As a result, certain reb ates and discounts are classified as LINZESS U.S. commercial costs, expenses and other discounts within Ironwood’s calculation of coll abo rative arrangements revenue. LINZESS costs include certain discounts recognized and cost of goods sold incurred by AbbVie; also incl ude s commercial costs incurred by AbbVie and Ironwood that are attributable to the cost - sharing arrangement between the parties. See slide 44 for detailed breakdown. ~$375M 1 Ironwood’s share of expected 2023 U.S. LINZESS profits (in millions) 50/50 Profit share ~$1.1B 1 in 2023 1

Financials 39 Appendix

Q3 2023 Financial Performance

$279M

LINZESS U.S. Net Sales[1]

LINZESS U.S. net sales growth of 7%, driven by strong prescription demand growth of 8%

LINZESS commercial margin: 72%[1]

$114M

Total Ironwood Revenues

Primarily driven by $110M in U.S. LINZESS collaboration revenue

$14M

GAAP Net Income

$0.10/share – basic
$0.09/share – diluted

$49M

Adjusted EBITDA[2]

Ended Q3 2023 with $110 million of cash and cash equivalents[3]

[1] LINZESS U.S. net sales are reported by AbbVie and LINZESS costs incurred by each of us and AbbVie are reported in our respective financial statements. LINZESS costs include certain discounts recognized and cost of goods sold incurred by AbbVie, as well as commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties. See slide 44 for detailed breakdown. [2] Refer to the Reconciliation of GAAP net income to adjusted EBITDA on slide 43 of this presentation. [3] Ironwood repaid $75 million of the outstanding principal balance on its revolving credit facility in cash in Q3 2023.

Ironwood

40

Q3 2023 Financial Summary

Reconciliation of GAAP results to non-GAAP financial measures (page 1)

	Three Months Ended September 30, 2023 (000s, except per share amounts)	Nine Months Ended September 30, 2023 (000s, except per share amounts)
GAAP net income (loss)[1,2]	$13,950	($1,029,814)
Adjustments:		
Mark-to-market adjustments on the derivatives related to convertible notes, net	0	(19)
Amortization of acquired intangible assets	207	211
Restructuring expenses	4,685	17,696
Acquisition-related costs	3,864	39,545
Tax effect of adjustments	(904)	(1,447)
Non-GAAP net income (loss)[1,2]	$21,802	($973,828)

GAAP net income (loss) attributable to Ironwood per share – basic	$0.10	($6.45)
Plus: GAAP net income (loss) attributable to noncontrolling interests – basic	(0.01)	(0.18)
Adjustments to GAAP net income (loss) (detailed above)	0.05	0.36
Non-GAAP net income (loss) per share – basic	$0.14	($6.27)

[1] The company presents non-GAAP net income and non-GAAP net income per share to exclude the impact of net gains and losses on the derivatives related to our 2022 convertible notes that are required to be marked-to-market. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. For a reconciliation of the company's non-GAAP financial measures to the most comparable GAAP measures, please refer to the table above. Additional information regarding the non-GAAP financial measures is included in the company's press release dated November 9, 2023. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood's GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood's operating performance. These measures are also used by management to assess the performance of the business. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. [2] Non-GAAP net income (loss) for the nine months ended September 30, 2023 reflects a one-time charge of approximately $1.1 billion related to acquired in-process research and development from the acquisition of VectivBio in the second quarter of 2023.

Ironwood® 41

Q3 2023 Financial Summary Three Months Ended September 30, 2023 Nine Months Ended September 30, 2023 (000s, except per share amounts) (000s, except per share amounts) GAAP net income (loss) attributable to Ironwood per share – diluted $0.09 ($6.45) Plus: GAAP net income (loss) attributable to noncontrolling interests – diluted (0.01) (0.18) Adjustments to GAAP net income (loss) (detailed above) 0.04 0.36 Non - GAAP net income (loss) per share – diluted 1,2 $0.12 ($6.27) Reconciliation of GAAP results to non - GAAP financial measures (page 2) 1 The company presents non - GAAP net income and non - GAAP net income per share to exclude the impact of net gains and losses on the derivatives related to our 2022 convertible notes that are required to be marked - to - market. Investors should consider these non - GAAP measures only as a supplement to, not as a substitute for or as superior to, measures o f financial performance prepared in accordance with GAAP. For a reconciliation of the company’s non - GAAP financial measures to the most comparable GAAP measures, please refer to the table above. Additional information regardi ng the non - GAAP financial measures is included in the company’s press release dated November 9, 2023. Management believes this non - GAAP information is useful for investors, taken in conjunction with Ironwood’s GAAP financial statements, because it provides greater transparency and period - over - period comparability with respect to Ironwood’s operating performance. These measures are also used by management to assess the performance of the business. In ad dition, these non - GAAP financial measures are unlikely to be comparable with non - GAAP information provided by other companies. 2 Non - GAAP net income (loss) for the nine months ended September 30, 2023 reflects a one - time charge of approximately $1.1 billion related to acquired in - process research and development from the acquisition of VectivBio in the second quarter of 2023. 42

Q3 2023 Financial Summary

Reconciliation of GAAP net income (loss) to adjusted EBITDA

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(000s)	(000s)
GAAP net income (loss)[1,2]	$13,950	($1,029,814)
Adjustments:		
Mark-to-market adjustments on the derivatives related to convertible notes, net	0	(19)
Restructuring expenses	4,685	17,696
Interest expense	9,839	13,206
Interest and investment income	(1,748)	(17,777)
Income tax expense	17,982	51,385
Depreciation and amortization	507	1,063
Acquisition-related costs	3,864	39,545
Adjusted EBITDA[1,2]	$49,079	($924,715)

[1] Ironwood presents GAAP net income and adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is calculated by subtracting mark-to-market adjustments on derivatives related to Ironwood's 2022 Convertible Notes, interest expense, interest and investment income, income tax expense, depreciation and amortization from GAAP net income. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. For a reconciliation of the company's non-GAAP financial measures to the most comparable GAAP measures, please refer to the table above. Additional information regarding the non-GAAP financial measures is included in the company's press release dated November 9, 2023. Management believes this non-GAAP information is useful for investors, taken in conjunction with Ironwood's GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Ironwood's operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. [2] Adjusted EBITDA for nine months ended September 30, 2023 reflects a one-time charge of approximately $1.1 billion related to acquired in-process research and development from the acquisition of VectivBio in the second quarter of 2023.

Ironwood®

43

Q3 2023 Financial Summary

LINZESS U.S. Brand Collaboration

Commercial Profit & Collaboration Revenue[1]

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(000s)	(000s)
LINZESS U.S. net product sales	$278,954	$798,854
AbbVie & Ironwood commercial costs, expenses and other discounts[2]	77,736	223,142
Commercial profit on sales of LINZESS	$201,218	$575,712
Commercial Margin	72%	72%
Ironwood's share of net profit	100,609	287,856
Reimbursement for Ironwood's commercial expenses	9,480	28,615
Ironwood's collaboration revenue	$110,089	$316,471

Ironwood & AbbVie Total Net Profit

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(000s)	(000s)
LINZESS U.S. net product sales	$278,954	$798,854
AbbVie & Ironwood commercial costs, expenses and other discounts[2]	77,736	223,142
AbbVie & Ironwood R&D expenses[3]	9,264	28,270
Total net profit on sales of LINZESS	$191,954	$547,442

Ironwood®

[1] The purpose of the Commercial Profit and Collaboration Revenue table is to present the calculation of Ironwood's share of net profits generated from sales of LINZESS in the U.S. and Ironwood's collaboration revenue / expense; [2] Includes certain discounts recognized and cost of goods sold incurred by AbbVie; also includes commercial costs incurred by AbbVie and Ironwood that are attributable to the cost-sharing arrangement between the parties. [3] R&D expenses related to LINZESS in the U.S. are shared equally between Ironwood and AbbVie under the collaboration agreement.

44